UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2018 (April 2, 2018)

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 2, 2018, Erik B. Daugbjerg became a member of the board of directors of Kimbell Royalty GP, LLC (the “Board”), the general partner of Kimbell Royalty Partners, LP (the “Partnership”). Mr. Daugbjerg also became a member of the Audit Committee and the Conflicts and Compensation Committee of the Board. Mr. Daugbjerg will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law.

Mr. Daugbjerg, 48, has more than twenty years of experience in upstream and midstream energy companies, including founding roles at two oil and gas operators based in the Permian Basin. Mr. Daugbjerg presently serves as the Executive Vice President of Land and Business Development of RSP Permian, Inc., a role to which he was appointed in March 2017. Starting in 2010, Mr. Daugbjerg served in various other roles for RSP Permian, Inc. and its affiliates, including Vice President of Business Development and Vice President of Marketing. In 2007, Mr. Daugbjerg co-founded Pecos Energy Partners LP, an oil and natural gas exploration and production company with operations in the Permian Basin, for which he continues to serve as a managing member. Mr. Daugbjerg served as President of Pecos River Operating Company, an exploration and production company with operations in southeast New Mexico, from 2000 to 2006. Mr. Daugbjerg has a Bachelor in Business Administration degree from Southern Methodist University and is active with several Texas energy industry organizations. Mr. Daugbjerg was selected to serve as a director because of his broad knowledge of, and extensive experience in, the oil and gas industry.

Consistent with other non-employee members of the Board, Mr. Daugbjerg will be eligible to receive annual cash compensation of $60,000 for his service on the Board and on the Audit Committee and the Conflicts and Compensation Committee of the Board. Mr. Daugbjerg will also be eligible to receive initial and annual grants of restricted units representing limited partner interests in the Partnership under the Kimbell Royalty GP, LLC 2017 Long-Term Incentive Plan.

There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Daugbjerg was appointed as a director of the Board. There are no relationships regarding Mr. Daugbjerg that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	News release issued by Kimbell Royalty Partners, LP dated April 3, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: April 3, 2018

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